UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 20, 2014
LIPOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35792	56-1879288
(Commission File No.)	(IRS Employer Identification No.)

2500 Sumner Boulevard
Raleigh, NC 27616
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (919) 212-1999
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 20, 2014, in connection with the Merger (as defined below), LipoScience, Inc. (the “Company”) repaid and terminated all commitments under the Loan and Security Agreement, dated as of December 20, 2012, as amended (the “Credit Facility”), among the Company, as borrower, Oxford Finance LLC (“Oxford”), as collateral agent, and Oxford and Square 1 Bank (“Square 1,” and collectively with Oxford, the “Lenders”), as lenders. In connection with such termination, the Company repaid all principal amounts, all accrued and unpaid interest through the termination date, and approximately $0.9 million in final payments, prepayment fees, unused line fees, and the Lenders’ legal expenses owing by the Company to the Lenders under the Credit Facility through the date of termination, and all security, liens or other encumbrances on assets of the Company were released and terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 20, 2014, the Company completed the Merger contemplated by the previously announced Agreement and Plan of Merger, dated September 24, 2014 (the “Merger Agreement”), among Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”), Bear Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of LabCorp (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, LabCorp acquired the Company through a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of LabCorp. The Merger became effective at 11:00 AM on November 20, 2014 upon acceptance of the filing of the certificate of merger by the Secretary of State of the State of Delaware.

At the effective time of the Merger, each outstanding share of the Company’s common stock, par value $ 0.001 per share (the “Common Stock”), (except for certain shares owned by the Company, LabCorp, Merger Sub, and the Company’s and LabCorp’s direct and indirect wholly-owned subsidiaries was converted into the right to receive $5.25 in cash, without interest (the “Merger Consideration”). In addition, each outstanding option to acquire shares of Common Stock issued under the Company’s equity compensation plans, including the Stock Option Plan, as amended (the “1997 Plan”), the LipoScience, Inc. 2007 Stock Incentive Plan, as amended (the “2007 Plan”), and the LipoScience, Inc. 2012 Equity Incentive Plan (the “2012 Plan,” and collectively with the 1997 Plan and the 2007 Plan, the “Equity Compensation Plans”), immediately prior to the effective time was converted into the right to receive payment in cash for each share of Common Stock subject to such option equal to the amount by which the value of the Merger Consideration exceeds such option’s exercise price. Also at the effective time of the Merger, each outstanding restricted stock unit (“RSU”) award granted under the Equity Compensation Plans was converted into the right to receive an amount in cash equal to the product of the Merger Consideration multiplied by the number of shares of Common Stock subject to such RSU award. The surviving corporation of the Merger also assumed certain warrants to purchase shares of Common Stock, which were converted into the right to receive, upon exercise and payment of the exercise price, a payment in cash equal to the Merger Consideration for each share of Common Stock that would otherwise be issuable under such warrant. The total transaction value of the Merger is approximately $85.4 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K ("Form 8-K") on September 25, 2014, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent required by Item 3.01 of Form 8-K, the information set forth under Item 2.01 of this Form 8-K is incorporated by reference in this Item 3.01.

In connection with the Merger, on November 20, 2014, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been completed and requested that trading of the Common Stock on the NASDAQ Global Market be suspended prior to the opening of trading on November 21, 2014. The Company also requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist the Common Stock from NASDAQ on November 21, 2014 and deregister the Common Stock under the Exchange Act. The Company intends to file with the SEC a certification and notice of suspension or termination on Form 15 under the Exchange Act requesting that the Company’s reporting obligations under the Exchange Act be terminated.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth under Item 2.01 of this Form 8-K is incorporated by reference in this Item 3.03.

At the effective time of the Merger, holders of Company Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the information set forth under Item 2.01 of this Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, the Company became a wholly-owned subsidiary of LabCorp. The source of the funds used by LabCorp in the acquisition was cash on hand. To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

At the effective time of the Merger, as required by the Merger Agreement, each of Jeffrey T. Barber, Buzz Benson, Howard B. Doran, Robert J. Greczyn, Jr., James R. Hurley, Daniel J. Levangie, Roderick A. Young and Joseph S. Zakrzewski and the Chairman Emeritus of the Board, Charles A. Sanders, M.D., resigned from the Company’s board of directors.

Effective as of the effective time of the Merger, LabCorp appointed F. Samuel Eberts III and Glenn A. Eisenberg (the “New Members”) to each serve as a member of the board of directors until the applicable annual meeting of stockholders indicated below or the earlier of his resignation, removal, retirement, or death or the appointment or election of his duly qualified successor. The New Members are classified into the Company’s current classes as follows:

Class	Name	Expiration of Term
Class I	F. Samuel Eberts III	2016 Annual Meeting
Class II	Glenn A. Eisenberg	2017 Annual Meeting

Resignation and Appointment of Principal Executive and Financial Officers

At the effective time of the Merger, as contemplated by the Merger Agreement and as requested by LabCorp, Howard B. Doran (President and Chief Executive Officer) and Lucy G. Martindale (Executive Vice President and Chief Financial Officer) resigned from their positions with the Company, and the following persons were appointed to the positions with the Company set forth opposite their names:

Name	Office(s)
F. Samuel Eberts III	President and Secretary
Glenn A. Eisenberg	Executive Vice President and Treasurer

Termination of Equity Plans

At the effective time of the Merger, each of the Equity Compensation Plans and the Company’s 2012 Employee Stock Purchase Plan were terminated.

Item 8.01 Other Events.

On November 21, 2014, LabCorp issued a press release regarding the closing of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
2.1
Agreement and Plan of Merger, dated as of September 24, 2014, among Laboratory Corporation of America Holdings, Bear Acquisition Corp. and LipoScience, Inc. (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2014, and incorporated by reference herein).

99.1	Press Release, dated November 21, 2014, by Laboratory Corporation of America Holdings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2014

LIPOSCIENCE, INC.

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
President and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1
Agreement and Plan of Merger, dated as of September 24, 2014, among Laboratory Corporation of America Holdings, Bear Acquisition Corp. and LipoScience, Inc. (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 25, 2014, and incorporated by reference herein).

99.1	Press Release, dated November 21, 2014, by Laboratory Corporation of America Holdings.